UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported) May 1, 2006

                             1-800-FLOWERS.COM, INC.


             (Exact name of registrant as specified in its charter)



          Delaware                    0-26841                  11-3117311
(State of incorporation)      (Commission File Number)       (IRS Employer
                                                             Identification No.)


                         One Old Country Road, Suite 500
                           Carle Place, New York 11514

               (Address of principal executive offices) (Zip Code)

                                 (516) 237-6000

              (Registrant's telephone number, including area code)

                                       N/A

             (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12
    under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)


Item 1.01.        Entry into a Material Definitive Agreement

         On May 1, 2006, 1-800-FLOWERS.COM, Inc, a Delaware corporation (the "Company" or "we"), and certain domestic subsidiaries of the Company ("Company Subsidiaries") entered into a $135,000,000 secured credit facility with JPMorgan Chase, N.A., as administrative agent, and a group of lenders (the "2006 Credit Facility"). The 2006 Credit Facility includes an $85.0 million term loan facility (`term facility") and a $50.0 million revolving facility ("revolving facility") including a $20.0 million letter of credit subfacility. At closing on May 1, 2006, we borrowed $85.0 million of the term facility and used the proceeds of the term facility loans to acquire of all of the outstanding capital stock of Fannie May Confections Brands, Inc., a Utah corporation ( "acquisition"), pursuant to the Stock Purchase Agreement referred to below, and to pay fees and expenses incurred in connection with the acquisition. The Stock Purchase Agreement was dated as of April 5, 2006, by and among the Company, FMCB Acquisition Co., Inc., Alpine Confections Holdings, Inc., Alpine Confections Canada, ULC, Maxfield Candy Company, Kencraft, Inc., the Fannie May holders and
R. Taz Murray, as the Sellers' Representative, and has been filed as an exhibit to the Company's Current Report on Form 8-K, filed May 4, 2006, and is incorporated by reference herein.

         The Company or the Borrowing Subsidiaries or all of them may borrow from time to time up to $50.0 million of the revolving facility. The Company has guaranteed all obligations of the Company Subsidiaries under the 2006 Credit Facility, and the Company Subsidiaries have guaranteed all obligations of the Company under the 2006 Credit Facility. The Company is required to repay the outstanding term loans made under the term facility in quarterly installments with a final installment payment due on March 31, 2012. Any revolving loans outstanding under that revolving facility must be repaid on April 29, 2011. The obligations of the Company and the Company Subsidiaries are secured by liens on all personal property of each of the Company and the Company Subsidiaries.

         The 2006 Credit Facility contains various conditions to borrowing, and affirmative, negative and financial maintenance covenants. Certain of the more significant covenants are summarized below:

                  (a) Maximum leverage ratio (a quarterly test that is calculated as funded debt (which is debt that matures one year after it is incurred or matures in less than one year but can be renewed or extended for more than one year) divided by EBITDA) of not more than 3.00 to 1.00 over the life of the 2006 Credit Facility.

               (b) Minimum fixed charges ratio (tested at any time and calculated as the sum of EBITDA plus net income plus lease expenses minus capital expenditures to the sum of interest expense plus lease expenses plus restricted payments (constituting cash dividends in respect of preferred capital stock of the Company) plus scheduled payments of indebtedness) of not less than
(i) prior to the last day of the fiscal quarter ending on or nearest to June 30, 2009, 1.25 to 1.00 and (ii) from and after such last day, 1.75 to 1.00.

                  (c) Minimum net worth (calculated at any date as the sum of all amounts that would be included on a consolidated balance sheet of the Company and its subsidiaries under stockholders' equity at such date plus the liquidation value of all preferred capital stock of the Company (other than such preferred stock that is manditorily redeemable on or prior to the date that is six months after the maturity date of the term facility) not to be less than the sum of (i) $150,000,000, (ii) 50% of consolidated net income of the Company and its subsidiaries for each fiscal year of the Company for which such consolidated net income is positive and (iii) 50% of the net proceeds of any issuance of the Company's or its subsidiaries equity.

               (d) Limitations on (i) debt incurred, (ii) liens on assets of the Company and its subsidiaries, (iii) certain mergers and consolidations and fundamental changes to the corporate structure, (iv) dispositions and sale of assets, (v) investments and acquisitions, (vi) payments to holders of the equity of the Company, (vii) transactions with affiliates and (viii) sale-leasebacks.

         The 2006 Credit Facility also contains various events of default the occurrence of which could result in a termination by the lenders and the acceleration of all the Company's and the Company Subsidiaries' obligations under the 2006 Credit Facility. These events of default include, without limitation: (i) payment defaults, (ii) breaches of covenants under the 2006 Credit Facility (certain of which breaches do not have any grace period), (iii) cross-defaults and acceleration to certain of our other obligations and (iv) a change of control of the Company.

         The foregoing description of the terms and conditions of the 2006 Credit Facility is not complete and is in all respects subject to the actual provisions of the 2006 Credit Facility, a copy of which has been filed as an exhibit to this Current Report on Form 8-K.

Item 1.02.        Termination of a Material Definitive Agreement

         In connection with the Term Loan Facility, the Company terminated and repaid all advances under the Promissory Note between Wachovia Bank National Association of up to $5,000,000 dated October 27, 2005, and filed with the Commission as Exhibit 10.28 to the Company's Quarterly Report on Form 10-Q on November 14, 2005, and the Promissory Note between JPMorgan Chase Bank, N.A. and the Company of up to $20,000,000 dated October 12, 2005, and filed with the Commission as Exhibit 10.27 to the Company's Quarterly Report on Form 10-Q on November 14, 2005, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant


         The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.        Financial Statements and Exhibits

(c)      Exhibits

99.1 Credit Agreement, dated as of May 1, 2006, among the Company, the Subsidiary Borrowers party thereto, the Guarantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             1-800-FLOWERS.COM, Inc.




By:       /s/ William E. Shea
          William E. Shea
          Chief Financial Officer, Senior Vice-President
          Finance and Administration



Date: May 5, 2006